Exhibit 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
Contact:
Investor Relations and Corporate Communications
804.289.9709

Brink’s Increases Dividend by 50%, Approves Repurchase Program
Quarterly Payment Raised from 10 Cents to 15 Cents Per Share
$200 Million Share Repurchase Program Authorized

RICHMOND, Va., May 8, 2017 – The Brink’s Company (NYSE:BCO) today announced that its board of directors approved a 50 percent increase in the company’s quarterly dividend, from 10 cents to 15 cents per share, effective immediately. The next quarterly dividend is payable on June 1, 2017, to shareholders of record on May 18, 2017. The company also announced that the board of directors authorized a share repurchase program of up to $200 million of common stock. The authorization expires December 31, 2019.

Doug Pertz, president and chief executive officer, said: “The dividend increase and the share repurchase program reflect our commitment to increasing shareholder value and our confidence in the recently disclosed strategic plan, which targets a 70 percent increase in non-GAAP earnings and a 50 percent increase in cash flow by the end of 2019. We have the financial flexibility to support our capital allocation priorities, which include funding internal cost reduction and growth initiatives, while also completing accretive acquisitions to provide incremental growth above the plan targets. We have ample free cash flow to return additional cash to our shareholders through dividend increases and share repurchases.”

The timing and volume of share repurchases may be executed at the discretion of management on an opportunistic basis, or pursuant to trading plans or other arrangements. Any share repurchase under this program may be made in the open market, in privately negotiated transactions, or otherwise.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 40 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to 2019 financial targets and future share repurchases..

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions (including those in the home security industry) and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business and reputation; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2016, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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